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                                                                   EXHIBIT 10.4c

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
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     For good and valuable consideration, the receipt of which is hereby acknowledged, that EMPLOYMENT AGREEMENT made as of the 1st day of August, 1994, by and between THE WISER OIL COMPANY OF CANADA, a Canadian corporation (the "Company"), and ALLEN J. SIMUS ("Employee") (as amended, the "Agreement") is hereby amended in the following respects only:

     FIRST:   Section 2.05 of the Agreement is hereby amended by restating
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subsection (a) thereof in its entirety to read as follows:

          (a) If Employee's employment with the Company is terminated by the Company or by Employee for any reason (other than by the Company for Cause or by reason of the death of Employee) within twelve months following a Change of Control of the Company or the Parent Company, Employee shall be paid, within 30 days following such termination, an amount in cash equal to the sum of (i) Employee's Base Salary at the time of his termination of employment multiplied by three, (ii) the amount equal to the premium cost or other amount paid by the Company during the one-year period preceding Employee's termination of employment to provide Employee with (A) life, health and disability insurance benefits, and (B) the use of an automobile for such year, and (iii) the amount of the additional payment, if any, determined pursuant to Section 1.05. If Employee's employment with the Company is terminated under circumstances in which the provisions of this
     Section 2.05(a) and Section 2.04 are applicable, the provisions of this
     Section 2.05(a) shall control with respect to the amounts payable to Employee as a result of such termination.

     SECOND:  Section 2.05(b) is hereby amended to add a new paragraph (6) to
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the end thereof to read as follows:

          (6) "Cause" shall mean a termination of Employee's employment pursuant to Section 2.03 on the basis of actual fraud or embezzlement by Employee in respect of the Company or its affiliates.

     THIRD:   Section 2.01 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon delivery to Employee of such notice, together with payment of any Base Salary accrued to the date of termination under Section 1.03 hereof, Employee's employment and
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     all obligations of the Company under Article I hereof (other than its obligations, if any, under Sections 1.05 and 2.05) shall forthwith terminate.

     FOURTH:  Section 2.03 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon such termination, Employee shall be entitled to any Base Salary accrued under Section 1.03 hereof, and all of the Company's obligations under Article I hereof (other than its obligations, if any, under Sections
     1.05 and 2.05) shall forthwith terminate.

     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the 1st day of January, 1999.






                                      --------------------------------------
                                      ALLEN J. SIMUS



                                      THE WISER OIL COMPANY OF CANADA



                                      By
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                                         Name:
                                              ------------------------------
                                         Title:
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